Exhibit 10.2 EXECUTION VERSION (PDC Funding II LLC) TWELFTH AMENDMENT TO THE AMENDED AND RESTATED CONTRACT PURCHASE AGREEMENT This TWELFTH AMENDMENT TO THE AMENDED AND RESTATED CONTRACT PURCHASE AGREEMENT (this “Amendment” is entered into as of August 2, 2019 by and among PDC FUNDING COMPANY II, LLC, a Minnesota limited liability company (the “Seller”), PATTERSON COMPANIES, INC., a Minnesota corporation, as servicer (the “Servicer”) and FIFTH THIRD BANK, an Ohio banking corporation, as purchaser (in such capacity, the “Purchaser”) and as agent (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Contract Purchase Agreement described below. WITNESSETH: WHEREAS, the parties hereto have entered into that certain Amended and Restated Contract Purchase Agreement, dated as of August 12, 2011 (as amended, supplemented or otherwise modified from time to time, the “Contract Purchase Agreement”); WHEREAS, the parties hereto desire to further amend the Contract Purchase Agreement as set forth herein; NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows: AGREEMENT: 1. Amendments to the Contract Purchase Agreement. The Contract Purchase Agreement is hereby amended as shown on the marked pages set forth on Exhibit A hereto. 2. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the Seller and the Servicer represents and warrants as follows: (a) the representations and warranties made by such Person in the Contract Purchase Agreement and the other Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date); (b) the execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Contract Purchase Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part; 733016380 11089703

(c) this Amendment and the Contract Purchase Agreement, as amended hereby, constitute, the legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (d) immediately after giving effect to this Amendment, no Amortization Event or Potential Amortization Event has occurred which is continuing. 3. Reference to, and Effect on, the Contract Purchase Agreement. Except as specifically amended hereby, the Contract Purchase Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed. After this Amendment becomes effective, all references in the Contract Purchase Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Contract Purchase Agreement shall be deemed to be references to the Contract Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Contract Purchase Agreement other than as set forth herein. 4. Conditions to Effectiveness. This Amendment shall be effective as of the date first above written upon the Agent’s receipt of: (a) counterparts to this Amendment duly executed by each of the parties hereto; (b) duly executed counterparts of that certain Eighth Amended and Restated Fee Letter, dated as of the date hereof, by and among the Agent, the Purchaser and the Seller; (c) confirmation that the “Upfront Fee” payable pursuant to the above- described Eighth Amended and Restated Fee Letter has been paid in full in accordance with the terms of such Eighth Amended and Restated Fee Letter; and (d) reasonable legal fees due and payable on or prior to the date hereof. 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery by facsimile or email of an executed signature page of this Amendment shall be effective as delivery of an originally executed counterpart hereof. 6. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. 2 733016380 11089703

7. Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Contract Purchase Agreement or any provision hereof or thereof. 8. Expenses. Without limiting any obligations of the Seller under the Transaction Documents (including without limitation, under Section 10.3 of the Contract Purchase Agreement), the Seller shall pay on demand all out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by the Agent and the Purchaser with respect to the preparation, negotiation, execution and delivery of this Amendment. [Signature pages follow.] 3 733016380 11089703

Exhibit A (Attached) 733016380 11089703

EXHIBIT A to EleventhTwelfth Amendment, dated as of December 14, 2018August 2, 2019 AMENDED AND RESTATED CONTRACT PURCHASE AGREEMENT dated as of August 12, 2011 among PDC FUNDING COMPANY II, LLC, as Seller, PATTERSON COMPANIES, INC., as Servicer, THE PURCHASERS PARTY HERETO, and FIFTH THIRD BANK, as Agent 733016439 11089703

TABLE OF CONTENTS

Page

ARTICLE I PURCHASE ARRANGEMENTS 1

Section 1.1 Purchase Facility 1
Section 1.2 Increases; Sale of Asset Portfolio 2
Section 1.3 Decreases 3
Section 1.4 Payment Requirements 3
Section 1.5 Deemed Exchange 3
Section 1.6 RPA Deferred Purchase Price 4

ARTICLE II PAYMENTS AND COLLECTIONS 4

Section 2.1 Payments 4
Section 2.2 Collections Prior to Amortization 4
Section 2.3 Collections Following Amortization 6
Section 2.4 Ratable Payments 7
Section 2.5 Payment Rescission 7
Section 2.6 Maximum Purchases In Respect of the Asset Portfolio 8
Section 2.7 Clean-Up Call; Limitation on Payments 8
Section 2.8 Investment of Collections in Second-Tier Account 8

ARTICLE III [INTENTIONALLY OMITTED.] 9

ARTICLE IV PURCHASER FUNDING 9

Section 4.1 Purchaser ~~Yield Funds~~Funding 9
Section 4.2 Purchaser Yield Payments 9
Section 4.3 Selection and Continuation of Rate Tranche Periods 9
Section 4.4 Purchaser Discount Rates 10
Section 4.5 Suspension of the LIBO Rate 10
Section 4.6 Extension of Purchase Termination Date 10
Section 4.7 Inability to Determine LIBO Rate 12

ARTICLE V REPRESENTATIONS AND WARRANTIES ~~12~~13

Section 5.1 Representations and Warranties of the Seller Parties ~~12~~13

ARTICLE VI CONDITIONS OF PURCHASES ~~16~~17

Section 6.1 Conditions Precedent to Initial Purchase and Deemed Exchange ~~16~~17
Section 6.2 Conditions Precedent to All Purchases ~~16~~17

ARTICLE VII COVENANTS ~~17~~18

Section 7.1 Affirmative Covenants of The Seller Parties ~~17~~18
Section 7.2 Negative Covenants of The Seller Parties 25
Section 7.3 Hedging Agreements ~~26~~27

ARTICLE VIII ADMINISTRATION AND COLLECTION 28

733016439 11089703

i

TABLE OF CONTENTS (continued) Page Section 8.1 Designation of Servicer 28 Section 8.2 Duties of Servicer 2829 Section 8.3 Collection Notices 30 Section 8.4 Responsibilities of Seller 3031 Section 8.5 Reports 3031 Section 8.6 Servicing Fees 3031 ARTICLE IX AMORTIZATION EVENTS 31 Section 9.1 Amortization Events 31 Section 9.2 Remedies 33 ARTICLE X INDEMNIFICATION 3334 Section 10.1 Indemnities by The Seller Parties 3334 Section 10.2 Increased Cost and Reduced Return 36 Section 10.3 Other Costs and Expenses 37 Section 10.4 [Reserved.] 3738 Section 10.5 [Reserved.] 3738 Section 10.6 Required Rating 3738 ARTICLE XI AGENT 38 Section 11.1 Authorization and Action 38 Section 11.2 Delegation of Duties 38 Section 11.3 Exculpatory Provisions 3839 Section 11.4 Reliance by Agent 39 Section 11.5 Non-Reliance on Agent and Other Purchasers 39 Section 11.6 Reimbursement and Indemnification 3940 Section 11.7 Agent in its Individual Capacity 3940 Section 11.8 Successor Agent 3940 ARTICLE XII ASSIGNMENTS; PARTICIPATIONS 40 Section 12.1 Assignments 40 Section 12.2 Participations 41 Section 12.3 Federal Reserve 41 ARTICLE XIII [Reserved.] 4142 ARTICLE XIV MISCELLANEOUS 4142 Section 14.1 Waivers and Amendments 4142 Section 14.2 Notices 4243 Section 14.3 Ratable Payments 43 Section 14.4 Protection of Ownership Interests of the Purchasers 43 Section 14.5 Confidentiality 44 Section 14.6 Bankruptcy Petition 44 733016439 11089703 ii

TABLE OF CONTENTS (continued) Page Section 14.7 Limitation of Liability 4445 Section 14.8 CHOICE OF LAW 45 Section 14.9 CONSENT TO JURISDICTION 45 Section 14.10 WAIVER OF JURY TRIAL 45 Section 14.11 Integration; Binding Effect; Survival of Terms 4546 Section 14.12 Counterparts; Severability; Section References 46 Section 14.13 [Reserved] 46 Section 14.14 Characterization 46 Section 14.15 [Reserved.] 4647 Section 14.16 Intercreditor Agreement 47 Section 14.17 Confirmation and Ratification of Terms 47 Section 14.18 Consent 48 733016439 11089703 iii

EXHIBITS Exhibit I - Definitions Exhibit II - Form of Purchase Notice Exhibit III - Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s) Exhibit IV - Names of Collection Banks; Collection Accounts Exhibit V - Form of Compliance Certificate Exhibit VI - Form of Collection Account Agreement Exhibit VII - Form of Assignment Agreement Exhibit VIII - Credit and Collection Policy Exhibit IX - Form of Contract(s) Exhibit X - Form of Monthly Report Exhibit XI - Form of Performance Undertaking Exhibit XII - Form of Postal Notice SCHEDULES Schedule A - Commitments and Payment Addresses Schedule B - Documents to be delivered to Agent and Each Purchaser on or prior to the Initial Purchase Schedule C - Payment Instructions iv733016439 11089703 iv

Portfolio (each such cash payment, a “Purchase”), on behalf of each Purchaser and from time to time in an aggregate amount not to exceed at such time (i) in the case of each Purchaser, its Commitment and (ii) in the aggregate, the lesser of (A) the Purchase Limit and (B) the aggregate amount of the Commitments. Any amount not paid for the Asset Portfolio hereunder as Cash Purchase Price shall be paid to Seller as the RPA Deferred Purchase Price pursuant to, and only to the extent required by, the priority of payments set forth in Sections 2.2(b) and (c) and otherwise pursuant to the terms of this Agreement (including Section 2.6). (b) Seller may, upon at least 10 Business Days’ prior notice to Agent and each Purchaser, terminate in whole or reduce in part, ratably among the Purchasers, the unused portion of the Purchase Limit; provided that (i) each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof and (ii) the aggregate of the Commitments for all of the Purchasers shall also be terminated in whole or reduced in part, ratably among the Purchasers, by an amount equal to such termination or reduction in the Purchase Limit. Section 1.2 Increases; Sale of Asset Portfolio. (a) (a) Increases. Seller shall provide Agent and each Purchaser with at least two Business Days’ prior notice in a form set forth as Exhibit II hereto of each Purchase (a “Purchase Notice”). Seller shall send such Purchase Notice by telecopier or email specifying (i) the date of such Purchase which, in the case of any Purchase (after the initial Purchase and Deemed Exchange hereunder), must be at least one Business Day after such notice is received by the applicable Purchaser, (ii) each Purchaser’s Pro Rata Share of the aggregate Cash Purchase Price in respect of such Receivables, Related Security and Collections and (iii) the requested Discount Rate and the requested Rate Tranche Period. Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable, shall specify a Cash Purchase Price that is not less than $5,000,000 and in additional increments of $100,000 and, in the case of a Purchase, the requested Discount Rate and Rate Tranche Period and shall be accompanied by a current listing of all Receivables (including any Receivables to be purchased by Seller under the Receivables Sale Agreement on the date of such Purchase specified in such Purchase Notice). On the date of each Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI and the conditions set forth in this Section 1.2(a), the Purchasers shall deposit to the Facility Account, in immediately available funds, no later than 1:00 p.m. (Eastern Standard time), an amount equal to such Purchaser’s Pro Rata Share of the aggregate Cash Purchase Price of the Receivables, Related Security and Collections. Each Purchaser’s obligation shall be several, such that the failure of any Purchaser to make available to Seller any funds in connection with any Purchase shall not relieve any other Purchaser of its obligation, if any, hereunder to make funds available on the date of such Purchase, but no Purchaser shall be responsible for the failure of any other Purchaser to make funds available in connection with any Purchase. (b) Sale of Asset Portfolio. In accordance with Sections 1.1(a) and 1.2(a), Seller hereby sells, assigns and transfers to Agent (on behalf of Purchasers), for the related Cash Purchase Price and the RPA Deferred Purchase Price, effective on and as of the date of each Purchase by any Purchaser hereunder, all of its right, title and interest in, to and under all Receivables and the Related Security and Collections relating to such Receivables (other than 2733016439 11089703 2

Portfolio Balance shall at no time be less than the sum of (i) the Aggregate Capital at such time, plus (ii) the Credit Enhancement at such time. If, on any date of determination, the sum of (i) the Aggregate Capital, plus (ii) the Credit Enhancement exceeds the Net Portfolio Balance, in each case at such time, Seller shall pay to the Purchasers within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (allocated ratably based on the ratio of each Purchaser’s Capital at such time to the Aggregate Capital at such time), such that after giving effect to such payment, the Net Portfolio Balance equals or exceeds the sum of (i) the Aggregate Capital, plus (ii) the Credit Enhancement, in each case at such time; provided however, that if on any Settlement Date, the Net Portfolio Balance is less than the sum of (i) the Aggregate Capital, plus (ii) the Credit Enhancement, in each case at such time, the payment in full of the amount required by the previous sentence shall be made prior to any distributions are made pursuant to Section 2.2(b). Section 2.7 Clean-Up Call; Limitation on Payments. (a) (a) Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing at least 2 Business Days’ written notice to Agent and each Purchaser), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the Purchase Limit as of the date hereof, to repurchase from the Purchasers all, but not less than all, of the Asset Portfolio at such time. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or Agent. If, at any time, Servicer is not Seller or an Affiliate of Seller, Seller may waive its repurchase rights under this Section 2.7(a) by providing a written notice of such waiver to Agent and each Purchaser. (b) (b) Purchasers’ and Agent’s Limitation on Payments. Notwithstanding any provision contained in this Agreement or any other Transaction Document to the contrary, none of the Purchasers or Agent shall, and none of them shall be obligated (whether on behalf of a Purchaser or otherwise) to, pay any amount to Seller in respect of any portion of the RPA Deferred Purchase Price, except to the extent that Collections are available for distribution to Seller in accordance with this Agreement. Any amount which Agent or a Purchaser is not obligated to pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the Federal Bankruptcy Code) against, or corporate obligation of, any Purchaser or Agent, as applicable, for any such insufficiency unless and until such amount becomes available for distribution to Seller pursuant to the terms hereof. Section 2.8 Investment of Collections in Second-Tier Account. All amounts from time to time held in, deposited in or credited to, the Second-Tier Account shall be invested by Servicer (as agent for Agent) in Permitted Investments selected in writing by Servicer. All such investments shall at all times be held by or on behalf of Agent for the benefit of the Purchasers and the Hedge Providers, provided, that neither Agent, any Purchaser nor the Hedge Providers shall be held liable in any way by reason of any loss arising from the investment of amounts on deposit in the Second-Tier Account in Permitted Investments. All income or other gain from investment of monies deposited in or credited to the Second-Tier Account shall be deposited in or credited to the Second-Tier Account immediately upon receipt, and any loss resulting from such investment shall be charged thereto. Any net income from such investments 8733016439 11089703 8 effect for its benefit with respect to the Capital held by such Purchaser prior to its termination as a Purchaser. Section 4.7 Inability to Determine LIBO Rate. (a) (i) In the event, the Agent shall determine (which determination shall be deemed presumptively correct absent manifest error) that (a) the circumstances set forth in Section 4.5(ii) have arisen and such circumstances are unlikely to be temporary; (b) a public statement or publication of information (1) by or on behalf of the administrator of the LIBO Rate; or by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate; in each case which states that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide the LIBO Rate, (2) by the administrator of the LIBO Rate that it has invoked or will invoke, permanently or indefinitely, its insufficient submissions policy, or (3) by the regulatory supervisor for the administrator of the LIBO Rate or any governmental authority having jurisdiction over the Agent announcing that the LIBO Rate is no longer representative or may no longer be used; (c) the LIBO Rate rate is not published by the administrator of the LIBO Rate for five (5) consecutive Business Days and such failure is not the result of a temporary moratorium, embargo or disruption declared by the administrator of the LIBO Rate or by the regulatory supervisor for the administrator of the LIBO Rate; or (d) a new index rate has become a widely-recognized replacement benchmark rate for the LIBO Rate in newly originated loans denominated in U.S. dollars in the U.S. market; then, the Agent may, in consultation with the Seller amend this Agreement as described below to replace the LIBO Rate with an alternative benchmark rate, and make other related amendments, in each case giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities, or any selection, endorsement or recommendation by a relevant governmental body with respect to such facilities (ii) the Agent shall provide notice to the Seller of an amendment of this Agreement to reflect the replacement index, adjusted margins and such other related amendments as may be appropriate, in the sole discretion of the Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 14.1), such amendment shall become effective without any further action or consent of any other party to this Agreement upon delivery of notice to the Seller; and (iii) for the avoidance of doubt, following the date when a determination is made pursuant to Section 4.7(a)(i) above and until a replacement index has been selected and implemented in accordance with the terms and conditions of Section 4.7(a)(ii) above, all Capital shall accrue interest at, and the Discount Rate shall be, the Alternate Base Rate. (b) Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, then at such times, such index shall be deemed to be zero for purposes of this Agreement. 12733016439 11089703 12

(w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis. (x) Prior Agreement. As of the date hereof, no Termination Event (as defined in the Prior Agreement) or Unmatured Termination Event (as defined in the Prior Agreement) has occurred and is continuing under the Prior Agreement and no default under any of the “Transaction Documents” (as defined in the Prior Agreement) has occurred and is continuing. (y) Beneficial Ownership Regulation. As of the Twelfth Amendment Date, the Seller is an entity that is organized under the laws of the State of Minnesota and at least 51% of its common stock or analogous equity interests is owned directly or indirectly by a company whose common stock or analogous equity interests are listed on the NASDAQ Global Select Market (as successor to the NASDAQ National Market) and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation. ARTICLE VI CONDITIONS OF PURCHASES Section 6.1 Conditions Precedent to Initial Purchase and Deemed Exchange. Each of the initial Purchase and the Deemed Exchange under this Agreement are subject to the conditions precedent that (a) Agent shall have received on or before the date of such Purchase those documents listed on Schedule B, (b) each Purchaser shall have received all fees and expenses required to be paid on or prior to such date pursuant to the terms of this Agreement and/or any Fee Letter, (c) Seller shall have marked its books and records with a legend satisfactory to Agent identifying Agent’s interest therein, (d) Agent shall have completed to its satisfaction a due diligence review of each Originator’s and Seller’s billing, collection and reporting systems and other items related to the Receivables and (e) each of the Purchasers shall have received the approval of its credit committee of the transactions contemplated hereby. Section 6.2 Conditions Precedent to All Purchases. Each Purchase (including the initial Purchase and the Deemed Exchange) shall be subject to the further conditions precedent that in the case of each such Purchase: (a) Servicer shall have delivered to Agent and each Purchaser on or prior to the date of such Purchase, in form and substance satisfactory to Agent and each Purchaser all Monthly Reports as and when due under Section 8.5, and upon Agent’s or any Purchaser’s request, Servicer shall have delivered to Agent and each Purchaser at least three (3) days prior to such Purchase an interim Monthly Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) Agent and each Purchaser shall have received a duly executed Purchase Notice and such other approvals, opinions or documents as Agent or any Purchaser may reasonably request, (d) if required to be in effect pursuant to Section 7.3, the Hedging Agreements shall be in full force and effect and (e) on the date of each such Purchase, the following statements shall be true (and acceptance of the proceeds of such Purchase shall be deemed a representation and warranty by Seller that such statements are then true): 17733016439 11089703 17 terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable. (n) Certificate of Beneficial Ownership. Promptly following the occurrence of any change that would result in a change to the status as an excluded “Legal Entity Customer” under the Beneficial Ownership Regulation or upon the Agent’s request therefor notwithstanding the Seller’s status as an excluded “Legal Entity Customer”, the Seller shall execute and deliver to the Agent a Certificate of Beneficial Ownership. Section 7.2 Negative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that: (a) Name Change, Offices and Records. Such Seller Party will not change its name, jurisdiction of organization, identity or organizational structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have: (i) given Agent and each Purchaser at least forty-five (45) days’ prior written notice thereof and (ii) delivered to Agent all financing statements, instruments and other documents requested by Agent and each Purchaser in connection with such change or relocation. (b) Change in Payment Instructions to Obligors. Except as may be required by Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box, P.O. Box or Collection Account, unless Agent and each Purchaser shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account, P.O. Box or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box or P.O. Box; provided, however, that Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account. (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy. (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box, P.O. Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Agent and the Purchasers provided for herein), and Seller will 26733016439 11089703 26

(a) Seller, Servicer, Agent and each Purchaser hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Purchaser that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against any Purchaser or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. (b) (b) Servicer hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Obligations of Seller, it will not institute against, or join any other Person in instituting against, Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Agent or any Purchaser, no claim may be made by any Seller Party or any other Person against Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST AGENT OR ANY PURCHASER OR ANY AFFILIATE OF AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS. 46733016439 11089703 46

WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof. PDC FUNDING COMPANY II, LLC By:________________________________ Name: Karsten R. Williams Title: Vice President and Treasurer Address: PDC Funding Company II, LLC 1031 Mendota Heights Road St. Paul, Minnesota 55120 Attention: Chief Financial Officer Facsimile: (651) 686-8984 PATTERSON COMPANIES, INC., as Servicer By:________________________________ Name: Donald J. Zurbay Title: Chief Financial Officer Address: Patterson Companies, Inc. 1031 Mendota Heights Road St. Paul, Minnesota 55120 Attention: Chief Financial Officer Facsimile: (651) 686-8984 733016439 11089703 S- 1 Amended and Restated Contract Purchase Agreement 733016439 11089703

EXHIBIT I DEFINITIONS As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “2006 ESOP Note” means that certain ESOP Note dated September 11, 2006 payable by the Patterson Companies, Inc. Employee Stock Ownership Trust to the order of Patterson Companies, Inc., a Minnesota corporation, and its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf) and certain of its domestic subsidiaries, in the original principal amount of $105,000,000.00. “3D Cone Receivable” means a Receivable originated by PDSI that arises from the sale or financing (or servicing) of 3D Cone Beam technology. “3D Cone Beam Receivable” means a Receivable originated by PDSI that arises from the sale or financing of 3D Cone Beam technology. “Accrual Period” means each Fiscal Month, provided that the initial Accrual Period hereunder means the period from (and including) the date hereof to (and including) the last day of the Fiscal Month thereafter. “ACH Receipts” means funds received in respect of Automatic Debit Collections. “Acquisition” means any transaction, or any series of related transactions, consummated on or after April 30, 2011, by which PDCo or any of its Subsidiaries (i) acquires any going concern business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires from one or more Persons (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person. “Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise. “Agent” has the meaning set forth in the preamble to this Agreement. Exh. I- 1733016439 11089703 Exh. I- 1

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Broken Funding Costs” means for any Capital of any Purchaser which: (i) is reduced without compliance by Seller with the notice requirements hereunder or (ii) is otherwise transferred or terminated on the date prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) Purchaser Yield that would have accrued during the remainder of the Rate Tranche Periods subsequent to the date of such reduction, assignment, transfer, funding or termination of such Capital if such reduction, assignment, transfer, funding or termination had not occurred, over (B) the income, if any, actually received net of any costs of redeployment of funds during the remainder of such period by the holder of such Capital from investing the portion of such Capital not so allocated. “Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market. “Capital” means at any time with respect to the Asset Portfolio and any Purchaser, an amount equal to (A) the amount of Cash Purchase Price paid by such Purchaser to Seller for Purchases pursuant to Sections 1.1 and 1.2, minus (B) the sum of the aggregate amount of Collections and other payments received by Agent or such Purchaser, as applicable, which in each case are applied to reduce such Purchaser’s Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason. “Cap Strike Rate” means 3.25%, or such other applicable “cap strike rate” approved by Agent and specified as such in the applicable Hedging Agreement in effect at such time. “Cash Purchase Price” means, with respect to any Purchase of any portion of the Asset Portfolio, the amount paid to Seller for such portion of the Asset Portfolio which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable Purchase date, taking into account any other proposed Purchase requested on the applicable Purchase date and (iii) the excess, if any, of the Net Portfolio Balance (less the Credit Enhancement) on the applicable Purchase date over the aggregate outstanding amount of the Aggregate Capital determined as of the date of the most recent Monthly Report, taking into account any other proposed Purchase requested on the applicable Purchase date. “CEREC Receivable” means a Receivable originated by PDSI that arises from the sale or financing (or servicing) by PDSI of ceramic reconstruction machinery that was manufactured by or on behalf of Sirona Dental Systems, Inc. “Certificate of Beneficial Ownership” means a certification regarding beneficial ownership of the applicant as required by the Beneficial Ownership Regulation. Exh. I- 3733016439 11089703 Exh. I- 3

“P.O. Box” means a locked postal box located in a United States post office to which Obligors remit payments of Receivables. “Postal Notice” means a notice from Patterson Companies, Inc. directing the United States post office where any P.O. Box is located to transfer control of such P.O. Box to Agent, which notice shall be substantially in the form of Exhibit XII. “Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event. “Prior Agreement” has the meaning set forth in the Preliminary Statements to this Agreement. “Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by FTB or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes. “Principal Collections” means Collections other than Finance Charge Collections. “Proposed Reduction Date” has the meaning set forth in Section 1.3. “Pro Rata Share” means, for each Purchaser, a percentage equal to (i) the Commitment of such Purchaser, divided by (ii) the aggregate amount of all Commitments of all Purchasers. “Purchase” has the meaning set forth in Section 1.1(a). “Purchase Limit” means $100,000,000, as such amount may be modified in accordance with the terms of Section 4.6(b). “Purchase Notice” has the meaning set forth in Section 1.2(a). “Purchase Termination Date” means August 2, 2019,July 31, 2020, as extended by mutual agreement of Seller, Agent and one or more Purchasers. “Purchasers” has the meaning set forth in the preamble in this Agreement. “Purchaser Yield” means for each respective Rate Tranche Period relating to any Capital (or portion thereof) of any of the Purchasers, an amount equal to the product of the applicable Discount Rate for such Capital (or portion thereof) multiplied by the Capital (or portion thereof) of such Purchaser for each day elapsed during such Rate Tranche Period, annualized on a 360 day basis. “Purchasing Purchaser” has the meaning set forth in Section 12.1(b). “Qualified Acquisition” means any acquisition of either or both the capital stock or assets of any Person or Persons (or any portion thereof), or the last to occur of a series of such acquisitions consummated within a period of six consecutive months, if the aggregate amount of indebtedness incurred by the PDCo and its Subsidiaries to finance the purchase price of, or Exh. I-19733016439 11089703 Exh. I-19

“Thompson Note” means that certain Promissory Note dated April 1, 2002 payable by GreatBanc Trust Company, solely in its capacity as trustee of the Thompson Dental Company Employee Stock Ownership Plan and Trust, to the order of Thompson Dental Company, in the original principal amount of $12,611,503.67. “Transaction Documents” means, collectively, this Agreement, the Prior Agreement, each Purchase Notice, the Receivables Sale Agreement, the Performance Undertaking, the Intercreditor Agreement, each Collection Account Agreement, the Hedging Agreements, each Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement), the Closing Date Assignment Agreement and all other instruments, documents and agreements executed and delivered in connection herewith or in connection with the Prior Agreement, in each case, as amended, restated, supplemented or otherwise modified from time to time. “Twelfth Amendment Date” means August 2, 2019. “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction. “Veterinary Receivable” means a Receivable arising from the sale or financing by Webster of veterinary equipment. “Webster” means Webster Veterinary Supply, Inc., a Minnesota corporation, together with its successors and assigns. All accounting terms defined directly or by incorporation in this Agreement or the Receivables Sale Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement, the Receivables Sale Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not specifically defined herein shall be construed in accordance with GAAP; (b) all terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (e) references to any Section are references to such Section in such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law, rule, regulation, or directive of any governmental or regulatory authority refer to such law, rule, regulation, or directive, as amended from time to time and include any successor law, rule, regulation, or directive; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (k) unless otherwise provided, in the calculation of time from a specified date Exh. I-24733016439 11089703 Exh. I-24